Exhibit 2.1

Articles of Incorporation and Amendment Item XIX. Articles of Incorporation and Bylaws

I . MAR 1 91999 ARTICLES OF INCORPORATION OF PROPERTY INVESTORS' VENTURES, INC. ( ***** FIRST The name of the corporation is PROPERTY INVESTORS' VENTURES , INC. SECOND Its principal office in the state ofNevada is located at 5844 South Pecos Road , Suite D , Las Vegas, Nevada 89120 The name and address of its resident agent is Pacific Corporate Services , 5844 South Pecos Road, Suite D, Las Vegas , Nevada 89120. THIRD The purpose or purposes for which the corporation is organized : To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation. FOURTH The amount of the total authorized capital stock oftl 1 e corporation is One Thousand Dollars ( $ 1 , 000 . 00 ) consisting of One Hundred Million ( 100 , 000 , 000 ) shares of common stock of the par value of $ 0 . 00001 each . FIFTH The governing board of this corporation shall be knov .. 'Il as d . irector , s a nd the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation . There will be two initial members of the Board of Directors and their names and addresses are: - 1 -

To fix the amount to be reserved as v - wrking capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation . By resolution passed by a majority of the \ Vhole board, to designate one (1) or more conm 1 ittees , each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporat ion , shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it . Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be detennined from time to time by resolution adopted by the board of directors . \ \ . 'hen and as authorized by the affimrntive vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a st o cld 1 0 I der s 1 meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation . TENTH Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide . The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State ofNevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation . ELEVENTH This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stocld 10 lders herein are granted subject to this reservation . - 3 -

T \ VELFTH The corporation shall indemnify its officers, directors, employees and agents to the full extent pennitted by the laws of the State of Nevada. I, THE UNDERSIGNED, being the incorporator hereinbefore named, for thepurpose of forming a corporation pursuant to the General Corporation Law of the State ofNevada, do make and file these Articles of Incorporation, hereby declaring and ce11if - ying that the facts herein stated are true, and accordingly have hereunto set my hand thjs /5': day oflviarch , 1999. STATE OF WASHINGTON My Commission Expires: Oc t ober 9 , 2002 - 4 -

. ' i i; I il CORPORATE CHARTER 1 : I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PROPERTY INVESTORS VENTURES, INC. did on MA . R H 19, 1999, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in La s Vegas , Nevada, on MARCH 19, 1999. i . t · , ,! , ; , , , , , , 1' r i• ! , ii I , 1 . • ;i , , , f , l . r . : I p i: I: : j

STATE OFNEVADA ROSSMILLER s crt!lar;y r,JSrara SCOJTW. ANDERSON D,purySecre1ary far Cammadal Rr:t:arciJnp OFFICE OF THE SECRETARY OFSTAm Certified Copy January 13, 2009 C20090l 13w2022 Job Number: Reference Number: Expedite: Thronglt Date: The undersigned filing officer hereby certifies that the attached copies are 'true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report . Document Number(s) 20090020873 - 71 Description Amendment Number of Pages 1 Pages/I Copies Respect fu lly, ::? ROSSMILLER Secretary of State Certified By: Robert Sandberg Certificate Number. C20090113 - 2022 You may verify this certificate onnne at http://www.nvsos.gov/ Commercinl Recortllng Division 202 N. Carson Street Carson City, Ncvade. 89701 - 4069 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 I

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090020873-71
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/13/2009 1:01 PM
	Entity Number C6626-1999

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Property Investors Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available).

Paragraph I of the Certificate of Incorporation is being amended to change the name of the corporation to read as follows:

The name of the corporation shall be: Entertainment Arts Research, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

4. Effective date of filing: (optional) ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X By: [signature]
Joseph Shalter
President

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

STATE OF NEVADA ROSS 1 'vl /LLER S.:oe rw y oj S wt t: SCOTT W ANDc'RSON f),•pn( \ Sn . rt.'la1 :r fo r Crm rm e n irrl J fr , 1Jflli 11 r; . \ OFFICE OF Tim SECRETARY OF STATE Certified Copy M:iy 6, 20 09 Job Number: Reference Number: Expedite: Through Date: C'.20090506 - 1268 The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation liled with the Secretary of State's Office, Commercial Recordings Division 1 isted on the attached report . Document Numbcr(s) 20090392881 - 42 Description Amendment Numbc1· of Pages l Pages/1 Copies Respectfully, ROSS MILLER Sec reta ry of Stale Certified By: Angela Warwick Certificate Number: C2DD90506 - 1268 You may verify this certificate online at http://www.nvsos.gov/ Commercial Recording Division 2 02 N . Carson Street Carson City, Nevada 8970 - 1 406 () Tel e p h o n e (77.5) 6 84 - 570 8 ,x (775) 6 84 - 71 38

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20090392881-42
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/06/2009 11:07 AM
	Entity Number E0714012008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Entertainment Arts Research Inc. (E0714012008-6)

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I NAME

The name of the corporation shall be Twilight 22 Studio hereinafter, the "Corporation".

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After Revised: 7-1-08

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 6, 2009

Job Number: C20090506-1317
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090392962-22	Amendment	4 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20090506-1317
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20090392962-22
Ross Miller	Filing Date and Time
Secretary of State	05/06/2009 11:17 AM
State of Nevada	Entity Number
	C6626-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Entertainment Arts Research, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.00001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares.

See attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

FOURTH Section 1 . Autho ri z ed 5 : 'ilw res . The aggregate numl>l r nJ shar s which the Corporation shall have authority to issue is one humln : <l lwenLy five million ( 125 . 000 , 000 ) shares, consisting of two classes to be designated, respec 1 ivcly . "Common Stock" and "Prcforrccl Stock . " \ Vith all of such shares having a par value of $ . 0000 I per share . The total number of shares of Common Stock thal the CorpmaLion shall have authority to issue is one hundred million ( I 00 , 000 , 000 ) sh,m ; s . The Lo t al number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty - five million ( 25 , 000 , 000 ) shares . TbL Preferred Stock may be issued in one or more series , each series lo be appropriately designated hy a distinguishing letk : r or title , prior to the issuance of any shares thereof . The voting powe rs , des ign a tions, prcfon : uccs , limitations . rcsb i ctio ns . , and rnlative, patiicipnting . opti(lnal and other rights, and the qua lification s, limitatiuns, or rcs 1 rictions t . hcreu l of the Pn : forred Stoi : k shnll hereinafter be prescribed by re s olution of Lhe board of din.:ctors pursuant: to Section J ofthis Article m . Section 2 . Common Stock fn) Dividend Rafe Snl jt!ct to the rights of holders of any Prcfern .: d Stock having preference ns to dividends and except as otherwise provided by these Articles of lncmporalio 11 , as am e nded from time to time (he . reinaflcr, the "Articles") or t he Nevada Revised Statues (hereinafter , the "NRS") , the holders of Common Stock shall be enlitkd to receive dividends when , as and i . f declared by the board of directors out of m ; scts legally av . ii!ahlc therefor . (b) Voling Rights . Ext : cpl as o 1 hcrwisc provided by the NRS , the holders of the issued and outstanding shares of Common Stock s ha ll he entitled to one vote fo r each share of Common Stock . No holder of shares of Common Stock shall have the right to cumulate votes . ' (c) Lir 1 uidc 1 lio 11 Rig hts . . In the event o r liquidation, cliss olu tion , or winding up of the affairs of the Corporation, whether voluntary or involun tary , subject tc> the prior rights of holders of Prcforr d Stock to share ratably in the Corporation's assets, the Common Stock and any · shares of Preferred Stock which arc not enti tl e d to any preference in liquidation shat . I share e qually and ratahly in th e Corporation's a<;scts available for distribution after giving effect lo any liquidation preference of any s hare s or Preferred Stock . A merger, conversion, exchange ( 1 r consolida 1 ion of the Corporation with or into any otlu : r person or sak or Lnmsfor or ull or any parl of Lhe assets of lhc Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of asscLo ; lo stockholders) shall not he deemed to be a vohmlmy or involuntary liqu i dation , dissolution · or winding up of the affairs of the Corpo r a tio n . (d) No Conversion. Rede mption , or Preemptive RighJs. Th e holders of C ommon lock shall not have any conversion redem ption , or preemptive rights .

(e) Co 11 sidi : rolim 1 . fiJr Shares ' 1 l 1 e Common Slo 1 .: k . iulhorized by this Article shall be issued for such consideration as shall be fixed . from time lo time . by the board of directors . Section 1 . Pre . ferret! Slock (a) Designation . ·me board of diret : Lors is hereby vested with the authority from time to time to provide by resolution fbr the issuance of shares of Preforretl Stock in one or more series nnt exceeding the aggregate number of shares of J>refened Stock authorized by thl ; !SC Articles , and to prescribe with respect to each such series the voting powers, if ,rny , designatio ns , preferences, anti relati \ • c, purliGipaling, npt . inm 1 L or other special right 5 , and the qualifications, limitations, or restrictions relating thcre lo , including, without limiting the generality of the foregoing : the voting rights relating to the shares or Preferred Stock of any series (which voling rights, if any . may be full or limircd, may vary over time, and may he applicahle generally or ouly upnn any stated fact or event) ; the rate of dividends (which may be cumulaLivc t)T noncumulativ e) , Lh< :: condition or time for payment of dividends and the preference or relation of such dividcoc . ls to llividcmls payable on any o hcr class or series or capital stock ; th e rights of holder! - or Preferred Stock of any series in the event of liqui<lation, dissn l u t io n 0 or winding up of the affairs of the Corporation ; the rights, if any . of ho]dcrs of Prcfcrnxl Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series nf c pital slock or for any otl 1 cr sccuri 1 ics, properly, or assets of the Corporation or any subsidiary (inl luding the detcnuinution of the price or prices or the rate or rates applicable to such rights to convert ur exchange rmd the adjustment thereof . the Lime or times during which the riglll to convert or ex . change shall he applicahk, and the ti.me or time <lrning which a particular price or rate sh.ill hl' applica ble ) ; whclhcr the shares of any series or Preferred Stock shall be su jecl to redemption by the Corporation uud if subject to redemption, lhe times, prices, rates, adjustments and other 1 em 1 s and conditions of such redemplion . The powers, dcsignatfous . pn . )fcrcncc ::. , limitations, restrictions and relative rights may he made depcndenl upon any fact ot event which may be ascertained outside the Articles or the resolution if the manner in which the fact or l vcnl may operate on such series is stated in the Articl _ cs or rcs,ilnlion. As ust d in this section ''fact or event" includes, without limitation, the existence of a fact or occun - cm:e of an event , incl udi ng , without limitation, a determ.im1tion or action by ,1 person, government governmental agency or political subdivision or c1 government The ho,1rd of directors is further anthorizcu lo increase or d!!crcase (hut not helow i . he number of such sharc .. "s or ! :. ut : h scrit s then outstanding) lhe number of sbHres of any series subsequent to the issuance of shares of that series . Unless the hoard of directors provides to the contrary in U 1 e resolution which fixes the characteristics of a series of Preferred Stock, neither the consi:)nl by se1ies. or otherwise, of Lhe . hol<lers of any 011 lstan<ling Prcfo . rrcd Stock 1101 1 he consenl of th holders or any outstanding Common Stock shall be required for the issuance of any new sc 1 fos of Prcforred Stock rcgnrdkss of whether the rights and preferences of the new series of ' Prefe rred Stock are senior or : mperior . in any way, lo Lhe outstanding series of Preferred Stock or the Common Stock .

(b) *Certificate.* Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

Section 4. *Non-Assessment of Stock.* The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Entertainment Arts Research, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 1/26/09

4. Description of the inaccuracy or defect.

#3. The vote of stockholders voting in favor of the amendment was erroneously left blank.

5. Correction of the inaccuracy or defect.

#3. majority

6. Signature:

X [signature]   CEO   1/26/09

Authorized Signature   **Title ***   **Date**

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 7-1-08

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 4, 2009

Job Number: C20090804-0253
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090594143-97	Amendment	6 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Greg Devaul
Certificate Number: C20090804-0253
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20090594143-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/04/2009 8:29 AM
	Entity Number C6626-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Entertainment Arts Research, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.00001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares.

See attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION (after issuance of stock) ENTERTAINMENT ARTS RESEARCH, INC. A NEVADA CORPORATION We, the undersigned President and Secretary of Entertainment Arts Research, Inc . (the "Corporation''), a Nevada corporation, do certify : That the shareholders of the Corporation, pursuant to a written consent without a meeting under NRS 320. dated July 31 , 2009 , adopted a resolution to amend the articles of incorporation, as follows : Anicle VI shall be amended to read as follows : FOURTH : Section 1 . Authorized Shares . The aggregate number of shares which the Corporation shall have authority to issue is one hundred twenty five million ( 125 , 000 , 000 ) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $ . 00001 per share . The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million ( 100 , 000 , 000 ) shares . The total number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty - five million ( 25 , 000 , 000 ) shares . The following is a description of the different classes and a statement of the relative rights of the holders of the Common Stock and the Preferred Stock . Section 2 . Common Stock Common Stock Series A There shall at all times be at least one series of Common Stock which shall have unlimited voting rights . All Common Stock issued and outstanding as of the date of this Amendment shall be designated for purposes of identification as Common Stock Series A . Additional Series of Common Stock (a) Designation . The Board of Directors of the Corporation is authorized at any time and from time to time to provide for the issuance of shares of Common Stock of the Corporation in one or more additional series with such voting power, super, full or limited, or without voting powers, and with such designations, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in these Articles of Incorporation, and, to the extent not so stated or expressed, as may be stated and expressed in a resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority to do so which is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following : 1. the designation and number of shares of each such series; 2. the dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non cumulative ; 3. whether the shares of each such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such · red emption ; 4. the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of each such series ; 5. whether the shares of each such series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other tenns and conditions of such conversion or exchange ; 6. the extent, if any, to which the holders of the shares of any series shall be entitled to vote as a class or otheiwise with respect to the election of directors or otherwise ; 7. the restrictions and conditions, if any, upon the issue or release of any additional Common Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution ; 8. the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution ; 9. whether the shares of the Common Stock Series A stock shall be convertible into or exchangeable for the shares of any such other series of Common Stock and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange ; and 10. any other relative rights, preferences or limitations of shares of such series consistent with this Article VI and applicable law . The powers, preferences and relative, participating, optional and other special rights of each series of Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding . All shares of any one series of Common Stock of the Corporation shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative . Except as may otherwise be required by law or those Articles of 2

Incorporation, the terms of any series of Common Stock may be amended without consent of the holders of any other series of Common Stock or of any class of Preferred Stock of the Corporation. (b) Certificate . Before the Corporation shall issue any shares of Common Stock of any series aside from Common Stock Series A, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions , if any, relating to the shares of Common Stock of such series, and the number of shares of Common Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the Nevada Revised Statutes (''NRS") . Section 3. Preferred Stock (a) Designation. The board of directors is hereby vested with the authority from time to time to . provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional , or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing : the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event) ; the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock ; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation ; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable) ; whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption . The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution . As used in this section "fact or even t 11 includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government . The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series . Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance . of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock . 3

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and f'tled in the manner prescribed by the NRS . Section 4 . Provisions Applicable to All Classes Liquidation Rights In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined in accordance with the respective rights and priorities established by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock before any of the assets of the Corporation shall be distributed or paid over to holders of any series of Common Stock . After payment in full of said amounts to the holders of Preferred Stock of all series, holders of Common Stock shall be entitled to share in the remaining net assets of the Corporation, in such amount for each share equal to the amount fixed and determined in accordance with the respective rights and priorities of any particular Series of Common Stock established by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Common Stock with the balance, if any, distributed on a per share pro - rata basis to the holders of the Common Stock Series A . A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph . Pre - emptive Rights No stockholder of the Corporation shall, by reason of his holding any shares of any class of the Corporation, have any pre - emptive or preferential right to acquire or subscribe for any treasury or unissued shares of any class of the Corporation now or hereafter to be authorized, or any notes, debenrures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such stockholder, and the Board of Directors of the Corporation may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of the Corporation, without offering any such shares of any class of the Corporation, either in whole or in part, to be existing stockholders of any class of the Corporation . Consideration for Shares 4

The Common Stock or Preferred Stock shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the 'Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

Stock Rights and Options

The Board of Directors of the Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes upon such terms and conditions and at such times and places as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 72,902,960 of Common Stock Series A. The foregoing amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated: 31st day of July 2009

Renee Graham

Secretary of the Board

Joseph Smulter, CEO

5

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 22, 2009

Job Number: C20090922-2288
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090694923-54	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Stacey Roter
Certificate Number: C20090922-2288
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090694923-54
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/22/2009 11:26 AM
	Entity Number C6626-1999

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Entertainment Arts Research, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH:
Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.00001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares.

See attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08